Exhibit 99.2

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant Announces CEO Succession Plan

WESTFORD, Mass., February 13, 2019 - Kadant Inc. (NYSE: KAI) today announced that Jeffrey L. Powell will be named president effective April 1, 2019 and chief executive officer and a director effective July 1, 2019, as part of a succession plan adopted by the board of directors. As part of the succession plan, Jonathan W. Painter will become executive chairman of the board of directors effective July 1, 2019. William A. Rainville, the Company’s current chairman of the board of directors, has decided not to stand for reelection as a director of the Company and will cease to be a director and the chairman of the board of directors when his current term ends at the Company’s 2019 annual meeting of stockholders.

Mr. Powell has been a co-chief operating officer since March 2018 and an executive vice president for six years with supervisory responsibility for our Material Processing Group. He joined Kadant in 2008 and served in several capacities, initially having responsibility for our acquisition-related activities. Prior to joining Kadant, Mr. Powell was the chairman and chief executive officer of Castion Corporation, a provider of sustainable wastewater treatment and recovery solutions. Prior to Castion, Mr. Powell held various management positions at Thermo Electron Corporation, including chief executive officer and president of one of its publicly traded subsidiaries.

The succession plan is designed to retain the services of Mr. Painter for one year from the appointment of his successor as CEO. In his new position as executive chairman, Mr. Painter will continue to participate in strategic planning and acquisition activities, consult with management on operational matters, and be responsible for corporate governance matters. Mr. Painter is expected to continue as a director in a non-executive role after his retirement on June 30, 2020.

“After 27 years at Kadant and its predecessors, I am confident the succession plan announced today provides for continuity of leadership and maintains a strong team of leaders who can continue to build on Kadant’s successes,” said Mr. Painter. “I have personally known and worked with Jeff for more than 30 years since our early days at Thermo Electron. I believe the board has made an outstanding choice in the selection of Jeff as CEO. I look forward to continuing to work with Jeff and the board to support our customers and employees and deliver value for our stockholders.”

Mr. Powell commented, “I am honored to be appointed president and chief executive officer of Kadant at such a dynamic time for our Company. Having had the opportunity to work side-by-side with Jon over the past 11 years at Kadant, I have developed a deep appreciation for the unique and leading position Kadant has established throughout the world. I look forward to building on the momentum Jon has created while continuing to drive growth and profitability throughout the business to deliver long-term value.”

Mr. William A. Rainville, chairman of Kadant’s board of directors, noted, “The board has been impressed not only by Jeff’s performance and vision leading the Material Processing Group, but also by his successful track record of acquiring and integrating new businesses that have contributed to Kadant’s growth. Jeff is uniquely qualified to step into this role of CEO and to continue to drive growth across Kadant.

“On behalf of the entire board, I thank Jon for more than 25 years of service to Kadant and the notable contributions made during his tenure. Jon has been a strong advocate of diversifying Kadant’s business portfolio to serve process industries outside of the Company’s traditional pulp and paper segment providing stability and positioning the Company for long-term growth. While I am thankful for my long career at Kadant and the ability to serve the Company as chairman of the board of directors for the last ten years, I look forward to my retirement from the board and Jon’s continued insights and leadership as executive chairman.”

Mr. Painter added, “I want to thank Bill for his 47 years of service at Kadant. Many of us think of Bill as the founder of Kadant and without his leadership over the years we would not be the Company we are today. I also want to add my personal thanks to Bill for the support and guidance he has given me over the last 30 years. We wish him all the best in his well-deserved retirement.”

The Company also announced that Peter J. Flynn and Michael Colwell will each become a vice president of the Company effective July 1, 2019. Together, Mr. Flynn and Mr. Colwell, who will be executive officers of the Company, will have supervisory responsibility for the Company’s Material Processing Group.

Mr. Flynn has been president of the Company’s Kadant Black Clawson subsidiary (“KBC”) since 2003. KBC is part of the Company’s papermaking systems segment and manufactures stock-preparation equipment primarily for the pulp and paper industry.

Mr. Colwell has been president of the Company’s Kadant Carmanah Design (“KCD”) division and its predecessors since 2010. KCD is part of the Company’s wood processing systems segment and designs and manufactures equipment for the oriented strand board industry.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,800 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our succession plan and future prospects. These forward-looking statements represent Kadant’s expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s annual report on Form 10-K for the year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; the variability and uncertainties in sales of capital equipment in China; international sales and operations; the oriented strand board market and levels of residential construction activity; development and use of digital media; currency fluctuations; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security; changes in government regulations and policies and compliance with laws; our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our debt obligations; restrictions in our credit agreement; loss of key personnel; protection of patents and proprietary rights; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com